Exhibit 10.1

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (“Agreement”) is made and entered into effective as of                     , 2006, by and among Optical Sensors Incorporated, a Delaware corporation d/b/a väsamed (the ”Company”), with its principal place of business at 7615 Golden Triangle Drive, Suite A, Eden Prairie, Minnesota 55344, and                 (the “Investor”). Investor resides at the address set forth on the signature page hereto.

A. The Company currently needs up to an aggregate of Four Million Five Hundred Thousand Dollars ($4,500,000) to fund its operation until such time as it is able raise additional equity capital (the “Bridge Financing”).

B. The Investor desires to participate in the Bridge Financing with other investors (the “Other Investors”) and purchase a convertible promissory note and warrant from the Company on the terms and conditions set forth in this Agreement.

Accordingly, in consideration of the foregoing, the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. (a)	Purchase of Convertible Promissory Note. Upon the terms and subject to the conditions set forth in this Agreement, the Company agrees to issue to the Investor, and the Investor agrees to purchase from the Company, a convertible promissory note in the form attached hereto as Exhibit A in the principal amount of Dollars ($ ) (the ”Note” and collectively, with the other notes issued in the Bridge Financing to the Other Investors, the “Notes”). The Note shall bear interest at the rate of ten percent (10%) per annum from the date of the Note until paid in full and shall be due and payable in full eighteen (18) months from the date of issuance (the “Maturity Date”) unless converted into shares of Series C Preferred Stock (“Series C Stock”) of the Company prior to the Maturity Date. The Company shall have the right to prepay the Note, in whole or in part, without premium or penalty, at any time or from time to time, on ten (10) days’ prior written notice to the Investor. The Note, along with the other Notes, shall be secured by a lien on the assets of the Company, except for patents and other rights to intellectual property and regulatory approvals held by the Company. The terms of such lien and exceptions are set forth in the Security Agreement attached hereto as Exhibit D, which will be executed by the Investor together with the Other Investors.

(b)

Issue of Warrants. As part of this transaction, Company will issue to Investor a warrant to purchase 10,000 shares of the Company’s common stock (“Common Stock”) for every One Hundred Thousand Dollars ($100,000) in principal of the Note or portion thereof, pro-rata, which warrant (the “Warrant”) will be in substantially the form attached hereto as Exhibit B and will have an initial exercise price equal to $2.25 per share, subject to adjustment of the exercise price and number of shares purchasable as set forth in the Warrant. The Warrant issued to the Investor, along with warrants issued to Other Investors, are a part of a series of warrants for rights to purchase up to Four Hundred Fifty Thousand (450,000) shares of Common Stock (the “Warrants”) The Warrant shall be exercisable for a period of five (5) years from the date of issuance. The shares issuable upon the exercise of the Warrant are referred to as the “Warrant Shares”. The Note and Warrant, collectively, are referred to herein as the “Securities”.

2. (a)	Voluntary Conversion. The Investor shall have the right to convert all or any portion of principal balance of the Note, at the option of the Investor, into shares of the Series C Stock at any time, and from time to time. All accrued and unpaid interest on any principal so converted shall, at the Company’s option, be paid (i) in shares of Series C Stock at the time of conversion, or (ii) in cash in accordance with the interest provisions of the Note. The conversion price of the Note shall be $90.00 per share of Series C Stock. A copy of the Certificate of Designation for the Series C Stock is attached hereto as Exhibit C. The shares of Series C Stock issuable upon conversion of the Note are referred to as the “Conversion Securities”.

(b)	Automatic Conversion. All outstanding principal under the Note will automatically convert into shares of Series C Preferred stock, at the $90.00 per share conversion price, upon (i) the closing of a private placement of equity securities of the Company in one or more transactions with gross proceeds to the Company totaling at least $5 million, before deduction of agent’s commissions and expenses, or (ii) upon an acquisition of the Company or of all or substantially all of its assets. All accrued and unpaid interest on any principal so converted shall, at the Company’s option, be paid (i) in shares of Series C Stock at the time of conversion, or (ii) in cash in accordance with the interest provisions of the Note.

3.	Representations and Warranties of the Investor. The Investor represents and warrants to, and covenants with the Company as follows:

(a) The Investor qualifies as an “accredited investor,” as defined in Rule 501 of Regulation D under the Securities Act. Specifically, (check all that apply):

INDIVIDUALS

A.	The undersigned is an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000. (In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property.)

B.	The undersigned is an individual (not a partnership, corporation, etc.) with income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year.

C.	The undersigned is an individual (not a partnership, corporation, etc.) who, with his or her spouse, had joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

D.	The undersigned is a director or executive officer of the Company.

ENTITIES

E.	The undersigned, if other than an individual, is an entity all of whose equity owners meet one of the tests set forth in (a) through (d) above (if relying on this category alone, each equity owner must complete a separate copy of this Agreement).

F.	The undersigned is an entity, and is an “Accredited Investor” as defined in Rule 501(a) of Regulation D under the Act. This representation is based on the following (check one or more, as applicable):

1.	The undersigned (or, in the case of a trust, the undersigned trustee) is a bank or savings and loan association as defined in Sections (a)(2) and 3(a)(5)(A), respectively, of the Act acting either in its individual or fiduciary capacity.

2.	The undersigned is an insurance company as defined in Section 2(13) of the Act.

3.	The undersigned is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

4.	The undersigned is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

5.	The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) and either (check all that apply):

a.	the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser; or

b.	the employee benefit plan has total assets in excess of $5,000,000; or

c.	the plan is a self-directed plan with investment decisions made solely by persons who are “Accredited Investors” as defined under the Act.

6.	The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

7.	The undersigned has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring securities of the Company and is one or more of the following (check one or more, as appropriate):

a.	an organization described in Section 501(c)(3) of the Internal Revenue Code; or

b.	a corporation; or

c.	a Massachusetts or similar business trust; or

d.	a partnership.

8.	The undersigned is a trust with total assets exceeding $5,000,000 which was not formed for the specific purpose of acquiring securities of the Company and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Securities.

Paragraph 3(a) is required in connection with the exemptions from the Act and State Laws being relied on by the Company with respect to the offer and sale of the Securities.

The undersigned agrees to furnish any additional information which the Company or its legal counsel deem necessary in order to verify the responses set forth above.

(b)

The Note and Warrant are being purchased for investment for the Investor’s own account and not with the view to, or for resale in connection with, any distribution or public offering thereof. The Investor understands that neither the Note, the Warrant, the Warrant Shares nor the Conversion Securities have been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration requirements of the Securities Act and applicable state securities laws and that the reliance of the Company and others upon these exemptions is predicated in part upon this representation by the Investor. The Investor further understands that the Note, the Warrant, the Warrant Shares and the Conversion Securities may not be transferred or resold without registration under the Securities Act and any applicable state securities laws, or pursuant to an exemption from the requirements of the Securities Act and applicable state securities laws.

(c)	The Investor acknowledges that the Company has made available to the Investor prior to the execution of this Agreement the materials listed in Exhibit E attached hereto; the Investor has received all materials that have been requested by Investor and Investor has had the opportunity to ask questions and receive answers concerning the business, operations and financial condition of the Company and the terms and conditions of the sale of securities contemplated by this Agreement and to obtain any additional information requested by such Investor. The Investor understands the risks of an investment in the Company as proposed herein and is able to bear such risks, including the loss of its entire investment in the Note, the Warrant, the Warrant Shares and the Conversion Securities. The Investor has such knowledge and experience of financial and business matters that he is capable of evaluating the merits and risks of the investment to be made pursuant to this Agreement.

(d)	This Agreement has been duly authorized by all necessary action on the part of the Investor, has been duly executed and delivered by such Investor and is a valid and binding agreement of such Investor.

4.	Representations and Warranties of the Company. The Company represents and warrants to the Investor as follows:

(a)	Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease or operate its properties and to carry on its business as it is now being conducted and as it is proposed to be conducted. The Company has no subsidiaries or direct or indirect ownership in any firm, corporation or business which either, individually or in the aggregate, is material to the business of the Company. The Company is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which its ownership of property or conduct of business requires it so to be qualified and in which the failure to so qualify would have a material adverse effect on the financial condition or business of the Company.

(b)

Authorization. The Company has the corporate power and authority to execute and deliver this Agreement, the Securities and the Conversion Securities and to perform its obligations hereunder and thereunder. This Agreement, the Securities, the Warrant Shares and the Conversion Securities have been duly authorized by all necessary corporate action on behalf of the Company, have been duly executed and delivered by authorized officers of the Company, are valid and binding agreements on the part of the Company and are enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors rights generally and to judicial limitations on the enforcement of the remedy of specific performance and other equitable remedies. All corporate actions necessary for reservation and issuance of the Conversion Securities and the Warrant Shares has been taken. The Conversion Securities and the Warrant Shares when issued pursuant to conversion of the Note or the exercise of the Warrant will be duly authorized, validly issued, fully paid and nonassessable, free and clear of any and all liens, charges, claims, encumbrances and preemptive rights.

(c)	No Violation. Neither the execution and delivery of this Agreement, the Securities, the Warrant Shares and the Conversion Securities by the Company, nor the performance by the Company of its obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby or thereby will: (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-Laws of the Company; (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which the Company is a party or by which any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not result in a material adverse effect on the Company; (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its assets, except for violations which would not result in a material adverse effect on the Company; or (d) result in the creation or imposition of any liens, charges or encumbrances upon any assets of the Company.

(d)	SEC Reports. The Company has filed all reports, registration statements and other filings with the Securities and Exchange Commission (the “Commission”) required to be filed by it pursuant to the Securities Act of 1933, as amended (the ”Securities Act”), and the Securities Exchange Act of 1934, as amended (the ”Exchange Act”). All such reports, registration statements and other filings (including all notes, exhibits and schedules thereto, all documents incorporated by reference therein, and any amendments thereto) are collectively referred to herein as the “SEC Reports.” As of their respective dates of filing with the Commission, the SEC Reports complied in all material respects with all of the rules and regulations of the Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(e)	Financial Statements. The financial statements of the Company included in the SEC Reports (the “Financial Statements”) have been prepared in accordance with

United States generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of the Company’s operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal adjustments and the omission of footnotes). The Company has no material liabilities, known or unknown, absolute, contingent or otherwise, except for (i) those liabilities that are required to be set forth in the Financial Statements, the notes thereto or the SEC Reports pursuant to generally accepted accounting principles, and (ii) liabilities that have been incurred in the ordinary course of business since September 30, 2005.

(f)	No Material Adverse Change. There have not been any changes in the assets, properties, liabilities, financial condition, business or operations of the Company from that reflected in the Financial Statements except for (i) changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse and (ii) the Company’s continued operating losses and negative cash flow.

(g)	Authorized Capital Stock. The authorized capital stock of the Company is 30,000,000 shares of Common Stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share. 4,333,334 preferred shares have been designated as Series A Convertible Preferred Stock, 250,000 preferred shares have been designated as Series B Convertible Preferred Stock, 166,666 preferred shares have been designated as Series C Convertible Preferred Stock and 250,000 preferred shares have been designated as Series A Junior Preferred Stock. There are currently issued and outstanding 3,808,289 shares of Common Stock, 4,333,334 shares of Series A Preferred, 236,934 shares of Series B Preferred and 100,021 shares of Series C Preferred. Collectively, the preferred shares are convertible into 5,907,732 shares of Common Stock. The issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable. As of the date hereof, the Company has outstanding options and warrants to purchase 842,588 shares and 488,419 shares, respectively, of Common Stock. Except as set forth in the preceding sentence, there are no other outstanding warrants, options or other rights to acquire any shares of capital stock of the Company, except for the Conversion Securities issued upon conversion of the Notes, the Warrant Shares issued upon the exercise of the Warrants, the warrant (and related underlying shares of common stock) issued to Fleming Securities, Inc. issued in connection with this Bridge Financing and as disclosed in the SEC Reports. All of the above securities of the Company were issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.

(h)

Intellectual Property. The Company owns or possesses adequate rights to use all patents, patent rights, inventions, trademarks, trade names, copyrights, licenses, domain names, governmental authorizations, trade secrets and know-how that are used or necessary for the conduct of its business; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patents, patent rights, inventions, trademarks, trade names, copyrights, licenses, governmental authorizations, trade secret or know-how that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and its subsidiaries considered as a whole.

(i)	Securities Laws. Subject to the accuracy of the representations of the Investor in Section 3, no consent, authorization, approval, permit or order of or filing with any governmental or regulatory authority is required under current laws and regulations in connection with the execution and delivery of this Agreement or the offer, issuance, sale or delivery to the Investor of the Note, the Warrant, the Warrant Shares or the Conversion Securities other than the filing with the Commission of a Form D pursuant to Regulation D under the Securities Act, and the qualification thereof, if required, under applicable state securities laws, which qualification has been or will be effected as a condition of the sale of the Securities and the issuance of the Conversion Securities and Warrant Shares.

(j)	Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Company’s knowledge, threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of the Company) of an adverse decision that (a) would have a material adverse effect on the Company’s properties or assets or the business of the Company as presently conducted or proposed to be conducted or (b) would impair the ability of the Company to perform in any material respect its obligations under this Agreement. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, individually or in the aggregate, would have a material adverse effect on the assets, properties or business of the Company.

5.	Registration Rights. The Company shall register the Warrant Shares and the Common Stock underlying the Conversion Securities with the Securities and Exchange Commission on any registration statement filed by the Company pursuant to Section 6 of the Stock Purchase Agreement, dated as of May 6, 2005, between the Company and the Series C Investors listed therein.

6.	Miscellaneous.

(a)	The Company will file with the Commission, on a timely basis, all SEC Reports required to be filed under the Exchange Act and any other documents required to meet the public information requirements of Rule 144(c) under the Securities Act.

(b)	This Agreement and the rights and obligations of the parties hereunder shall not be assignable by the Investor, in whole or in part, except by operation of law.

This Agreement shall inure to the benefit of and be binding upon and be enforceable by the successors and permitted assigns of the parties hereto.

(c)	Neither this Agreement nor any provision hereof may be amended, modified, waived or discharged without the written consent of the parties hereto.

(d)	This Agreement, including the exhibits attached hereto, constitutes the entire agreement of the parties relative to the subject matter hereof and supersedes any and all other agreements and understanding, whether written or oral, relative to the matters discussed herein.

(e)	All representations and warranties contained herein shall survive after the execution and delivery of this Agreement for a period of one (1) year from the date hereof. All covenants and agreements which by their terms are to be performed after the date hereof will survive indefinitely, unless such covenants and agreements by their terms expire at an earlier date, in which case they will expire on such earlier date.

(f)	All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be given in writing by personal delivery, facsimile, commercial air delivery service or by registered or certified mail, postage prepaid, return receipt requested, addressed to the Company at the address set forth in the introductory paragraph to this Agreement and to the Investor at the address set forth on the signature page hereto, or at such other address as the respective parties may designate by like notice from time to time. Notices so given shall be effective upon the earlier of: (a) receipt by the party to which notice is given (which, in the instance of a facsimile, shall be deemed to have occurred at the time that the machine transmitting the facsimile verifies a successful transmission of the facsimile); (b) on the fifth business day following the date such notice was deposited in the mail; or (c) on the second business day following the date such notice was delivered to a commercial air delivery service.

(g)	This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

(h)	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the Company and the Investor have executed this Agreement effective as of the date first written above.

Principal Amount of Note Being Purchased: $

(Aggregate Purchase Price of the Note is the Principal Amount of the Note)

Print Name of Investor

Signature of Investor

IMPORTANT - INVESTOR MUST INITIAL THE APPROPRIATE REPRESENTATION IN SECTION 3(a) ABOVE BEFORE THE COMPANY WILL CONSIDER THIS SUBSCRIPTION.

Social Security Number/ Taxpayer
Identification Number:

Address:

If the Note will be held as joint tenants, tenants in common or community property, please complete the following:

Print name of spouse or other co-subscriber

Signature of spouse or other co-subscriber

Print the manner in which securities to be held

Social Security number of co-subscriber

ACCEPTED BY:

OPTICAL SENSORS INCORPORATED		Date:

By
Paulita LaPlante, President and CEO

Exhibits:

A	–	Promissory Note

B	–	Warrant to purchase Series C Stock

C	–	Security Agreement

D	–	Certificate of Designation -Series C Preferred Stock

E	–	List of materials delivered to Investor